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                                                                    EXHIBIT 4.1



                   RESTATED MARINE PETROLEUM TRUST INDENTURE


                         Restated as of January 1, 1984



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                              Restatement Includes:


         1.       Original Marine Petroleum Trust Indenture

                           June 1, 1956



         2.       Supplemental Marine Petroleum Trust Indenture

                           June 1, 1956



         3.       Amendment to Marine Petroleum Trust Indenture

                           September 20, 1956



         4.       Amendment to Marine Petroleum Trust Indenture

                           June, 1968



         5.       Amendment to Marine Petroleum Trust Indenture

                           September 12, 1975



         6.       Amendment to Marine Petroleum Trust Indenture

                           December 8, 2000
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                        Marine Petroleum Trust Indenture

THIS INDENTURE OF TRUST (hereinafter called the "Indenture"), made and entered into at Dallas, Texas, as of the 1st day of June, 1956, by and between the undersigned parties (hereinafter called collectively "Grantors") on the one hand, and REPUBLIC NATIONAL BANK OF DALLAS, a national banking institution with its principal place of business at Dallas, Texas (hereinafter called the "Trustee") on the other hand,

                                   WITNESSETH:

         Grantors are the owners in disproportionate interests (in some instances an individual Grantor owning no interest in a particular property) of the property, property rights and interests hereinafter in this Indenture described and set forth in Article II hereof, captioned "Trust Estate". Grantors are of the opinion that, because of the essential nature of such property, property rights and interests and the division of same in some instances into undivided fractional interests in contractual rights and benefits, the best method for each of them to realize upon and liquidate his interests in said property, property rights and interests is to transfer the same to the Trustee, to be conserved and liquidated in accordance with the terms of this Indenture. Accordingly each Grantor has by an assignment and conveyance of even date herewith assigned and conveyed to the Trustee all his right,


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title and interest in and to said property and property rights. A copy of said
Assignment and Conveyance (exclusive of signatures and acknowledgments) is attached hereto as Exhibit A hereof and reference is made thereto for all the purposes hereof.

         NOW, THEREFORE, in consideration of the premises and of said transfer of such property, property rights and interests by the Grantors to the Trustee, it is agreed by and between each of the Grantors and the Trustee as follows:

                                    ARTICLE I

                                   Definitions

         The terms defined in this Article I shall for all purposes of this Indenture have the respective meanings stated herein as follows, unless the context necessarily connotes otherwise:

         1. "Indenture" shall mean this instrument.

         2. "Trust estate" shall have the meaning specified in the recital thereof contained in Article II hereof.

         3. "Trustee" shall mean the Republic National Bank of Dallas, Dallas, Texas, as Trustee hereunder, and its successors as such from time to time constituted or appointed hereunder.

         4. "Certificate" shall mean the certificates of beneficial interest issued hereunder.

         5. "Transfer Agent" shall mean the person, firm or corporation designated herein, or appointed as herein provided, to countersign, transfer, register and deliver certificates.

         6. "Certificate holder" shall mean the registered owner of a Certificate as shown by the registration books maintained by the Transfer Agent.


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          7. "Unit of interest" shall mean that undivided interest in the trust estate which is equal to one divided by the number of units of interest represented by Certificates validly outstanding under this Indenture.

         8. "Corporation" shall mean Marine Petroleum Corporation, a Texas corporation.

                                   ARTICLE II

                                  Trust Estate

         At the execution hereof, the trust estate shall consist of the following property, property rights and interests:

                              A. Atlantic Agreement

         1. An undivided 32.3243819% interest in and to that certain overriding royalty interest equal to five per cent of all (5% of 8/8ths) of the oil and gas produced and saved from the following described lands under the terms of the following described oil and gas leases:


                  (a) State of Texas oil and gas lease No. 41139 dated December 4, 1953, from the State of Texas, acting by and through Bascom Giles, Commissioner of the General Land Office, to Continental Oil Company. The Atlantic Refining Company, Tide Water Associated Oil Company and Cities Service Oil Company of Delaware, covering the following described area, to-wit:

                  Tract 7, Gulf of Mexico, containing 5,760 acres in Jefferson County, Texas, as shown by the official map of the Gulf of Mexico now on file in the General Land Office of the State of Texas.

                  (b) State of Texas oil and gas lease No. 41140 dated December 4, 1953, from the State of Texas, acting by and through Bascom Giles, Commissioner of the General Land Office, to Continental Oil Company, The Atlantic Refining Company, Tide Water Associated Oil Company and Cities Service Oil Company of Delaware, covering the following described area, to-wit:


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                   Tract 8, Gulf of Mexico, containing 5,760 acres in Jefferson
                   County, Texas, as shown by the official map of the Gulf of Mexico now on file in the General Land Office of the State of Texas, save and except the NE/4 of said Tract 8.

                   (c) State of Texas oil and gas lease No. 41143 dated December 4, 1953, from the State of Texas, acting by and through Bascom Giles, Commissioner of the General Land Office, to Continental Oil Company, The Atlantic Refining Company, Tide Water Associated Oil Company and Cities Service Oil Company of Delaware, covering the following described area, to-wit:

                  N/2, Tract 23, Gulf of Mexico, containing 2,880 acres in Jefferson County, Texas, as shown by the official map of the Gulf of Mexico now on file in the General Land Office of the State of Texas;

provided, however, that ten (10) years after the first production is established on any particular lease the overriding royalty shall be reduced to two and one-half per cent of all (2 1/2% of 8/8ths) of the oil and gas produced and saved thereafter for the life of the particular lease, the same being an undivided 32.3243819% interest in and to that certain overriding royalty interest conveyed to Marine Instrument Company, a partnership with offices in Dallas, Texas and others by The Atlantic Refining Company, Cities Service Oil Company, Continental Oil Company and Tide Water Associated Oil Company by an Assignment of Overriding Royalty dated March 5, 1954, recorded in Volume 930, Page 506, Deed Records, Jefferson County, Texas, as amended by a "Correction of Assignment of Overriding Royalty," dated May 28, 1956, and subject to all of the provisions of said Assignment.


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         2. An undivided 32.3243819% interest in and to all of the rights, privileges and benefits, including all overriding royalty interests, assignments of overriding royalty interests and all money, credit and proceeds which have accrued and shall hereafter accrue to the parties designated "Sellers," their successors and assigns under the provisions of that certain agreement made and entered into by Marine Instrument Company and others, on the one hand, and The Atlantic Refining Company, Cities Service Oil Company, Continental Oil Company and Tide Water Associated Oil Company, on the other hand, dated December 7, 1948, as amended November 7, 1949 (hereinafter referred to as the "Atlantic Agreement").

         3. Three hundred seventy-nine thousand, one hundred sixty-five (379,165) units of interest in said Atlantic Agreement owned and held by GRANTORS, as such units are described and defined in that certain agreement entitled "Tidelands Royalty Agency Agreement `A'" dated August 31, 1951, with schedule attached thereto entitled "Tidelands Royalty Agency `A', List of Persons Entitled to Receive Payments" entered into between Marine Instrument Company and others and Republic National Bank of Dallas.

                               B. Gulf Agreements

         4. An overriding royalty interest equal to sixty-five per cent of one per cent (65% of 1% of 8/8ths) of the value at the well of all oil, gas and other minerals, produced, saved


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and sold from the following described lands under the terms of the following described oil and gas leases:


                  (a) State of Texas oil and gas lease No. 41321, dated December 4, 1953, from the State of Texas, acting by and through Bascom Giles, Commissioner of the General Land Office, to Gulf Oil Corporation, covering the following described lands, to-wit:

                  Tract 774, Gulf of Mexico, containing 5,760 acres in Nueces County, Texas, more particularly described in said lease, to which reference is hereby made for all purposes,

                  (b) State of Texas oil and gas lease No. 41338, dated December 4, 1953, from the State of Texas, acting by and through Bascom Giles, Commissioner of the General Land Office, to Gulf Oil Corporation, covering the following described lands, to-wit:

                   Tract 889, Gulf of Mexico, containing 640 acres in Nueces County, Texas, more particularly described in said lease, to which reference is hereby made for all purposes,

                  (c) State of Texas oil and gas lease No. 41347, dated December 4, 1953, from the State of Texas, acting by and through Bascom Giles, Commissioner of the General Land Office, to Gulf Oil Corporation, covering the following described lands, to-wit:

                  Tract 898, Gulf of Mexico, containing 640 acres in Nueces County, Texas, more particularly described in said lease, to which reference is hereby made for all purposes,

                  (d) O. C. S. Lease No. 0503, dated January 1, 1955, from the United States to Gulf Oil Corporation, covering all the following described lands, to-wit:

                  Block 742, Mustang Island Area, containing 5,760 acres, more particularly described in said lease, to which reference is hereby made for all purposes, and

                  (e) O. C. S. Lease No. 0505, dated January 1, 1955, from the United States to Gulf Oil Corporation, covering all the following described area, to-wit:


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                  Block 717, Matagorda Island Area, containing 5,760 acres, more particularly described in said lease, to which reference is hereby made for all purposes,

the same being that certain overriding royalty interest conveyed to Marine Instrument Company by Gulf Oil Corporation by an Assignment of Overriding Royalty dated May 28, 1956, and subject to all of the provisions of said Assignment.

         The following property, property rights and interests in so far, but only in so far, as said property, property rights and interests pertain to or affect lands within the State of Texas and lands which would be within the area of the State of Texas if its boundaries were extended seaward to the outer margin of the outer Continental Shelf in the Gulf of Mexico [the term "outer Continental Shelf" herein having the meaning contained as of the date hereof in
Section 2(a) of the United States Outer Continental Shelf Lands Act] (hereinafter sometimes referred to as the "Texas Lands"):

          5. An undivided sixty-five per cent (65%) interest in and to all of the rights, privileges and benefits, including all overriding royalty interests, assignments of overriding royalty interests and all money, credit and proceeds, which have accrued and shall hereafter accrue, under the provisions of certain agreements by and between The Marine Instrument Company and Gulf Research & Development Company, a Delaware corporation, dated respectively October 3, 1951, January 10, 1953, January 1, 1954 and January 1, 1955 (hereinafter sometimes


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collectively referred to as the "Gulf Agreements"), to the original party to each of the Gulf Agreements designated therein "The Marine Instrument Company", "Licensor" and "Marine", or designated therein by any one or more of such titles, its successors and assigns.

         6. An undivided 650,000/1,000,000ths beneficial interest in each of certain agreements and indentures of trust dated October 3, 1951, January 10, 1953, January 3, 1954 and January 1, 1955, made and entered into in each instance by Marine Instrument Company and L. C. Paslay as Temporary Trustee (hereinafter sometimes called "TEMPORARY TRUSTEE"), conveying to TEMPORARY TRUSTEE the rights to receive overriding royalties under each of the Gulf Agreements (all the agreements and indentures being hereinafter called the "Temporary Indentures"), the same being an undivided 650,000/1,000,000ths beneficial interest (as distinguished from TEMPORARY TRUSTEE'S legal title) in and to the rights of the original party to each of the Gulf Agreements designated therein "The Marine Instrument Company", "Licensor" and "Marine", or designated therein by any one or more of such titles, its successors and assigns, to receive overriding royalties under the respective Gulf Agreements.

         7. An undivided 65/75ths of the interest of TEMPORARY TRUSTEE in each of the Temporary Indentures.


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                         C. Supplemental Gulf Agreement

         8. An undivided 65/75ths interest in and to all of the rights, privileges and benefits, including all overriding royalty interests, assignments of overriding royalty interests and all money, credit and proceeds which have accrued and shall hereafter accrue, under the provisions of a Supplemental Agreement made and entered into by and between Gulf Oil Corporation and Gulf Refining Company and Marine Instrument Company, dated May 16, 1956, supplementing each of the Gulf Agreements (hereinafter called the "Supplemental Gulf Agreement"), to the original party therein designated "Marine Instrument Company" and "Marine", its successors and assigns, insofar, but only insofar, as the Supplemental Gulf Agreement pertains to or affects the Texas Lands.

                             D. Texas Gulf Agreement

         9. An undivided 65/75ths interest in and to all of the rights, privileges and benefits, including all overriding royalty interests, assignments of overriding royalty interests and all money, credit and proceeds which have accrued and shall hereafter accrue, under the provisions of an Agreement made and entered into by and between Texas Gulf Sulphur Company and Marine Instrument Company, dated May 16, 1956, supplementing each of the Gulf Agreements (hereinafter called the "Texas Gulf Agreement"), to the original party therein designated "Marine Instrument Company" and "Marine", its


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successors and assigns, insofar, but only insofar, as the Texas Gulf Agreement pertains to or affects the Texas Lands.

     E. Monies and Monies Receivable Which Accrued Prior to June 1, 1956 at
                               7:00 o'clock A.M.

         10. All unpaid monies and monies receivable which have accrued to the present partners of Marine Instrument Company, TEMPORARY TRUSTEE and GRANTORS from the sale of oil, gas and other minerals prior to June 1, 1956 at 7 o'clock a.m. and which are allocable to the property, property rights and interests affected by the Gulf Agreements without regard to the location of the lands to which such property, property rights and interests pertain.

                      F. Marine Petroleum Corporation Stock

         11. One million seven hundred thirty-three thousand, three hundred thirty-three (1,733,333) shares of the capital stock of Marine Petroleum Corporation, a Texas corporation, being all of the issued and outstanding capital stock of said corporation.

               G. Rights in Marine Petroleum Corporation Contract

          12. All of the rights, privileges, benefits, interests, money, credit and proceeds, which have accrued or shall accrue to "Individuals" under the provisions of that certain contract dated as of June 1, 1956 (the term "Individuals" being therein defined) made and entered into between each of the undersigned GRANTORS and Marine Petroleum Corporation.


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                         H. Tidelands Royalty Trust "B"

          13. Three hundred ninety-two thousand fifty (392,050) shares of beneficial interest in that certain trust estate created and established under the terms of an Indenture of Trust effective as of June 1, 1954 establishing and creating "Tidelands Royalty Trust `B'"

                                   ARTICLE III

                            Purpose of This Indenture

         The Trust created by this Indenture is for the sole purpose of enabling the Grantors to whom the Certificates will initially be distributed and their successors in ownership of the Certificates to be provided with an efficient, orderly and practical means of liquidating and receiving their interests in the property, property rights and interests transferred to the Trustee and in the trust estate until and to the end that, through the collection of the income therefrom, the full benefits to be derived therefrom may be realized by the Certificate holders. It is not intended that the Trustee shall enter into any business pursuant hereto, but the operations of the Trustee hereunder shall be restricted to holding the property, property rights and interests assigned and conveyed to it hereunder and receiving and holding such other property, property rights and interests that may accrue to it hereunder, and no part of the trust estate or the income therefrom shall be used by the Trustee for any purpose other than for the


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payment of expenses in connection with the administration of the trust estate as herein specifically provided for and the distribution of the net income to the Certificate holders.

                                   ARTICLE IV

                     Title and the Function of the Trustee

         The Trustee shall take and hold title to the trust estate, IN TRUST, HOWEVER, to be administered and disposed of by it in accordance with the terms of this Indenture for the benefit of all the Certificate holders in proportion to the respective interests of such holders as represented by said Certificates. It shall collect and receive all income, monies and proceeds accruing to the trust estate and give receipts and acquittances therefor. The Trustee shall have the power to execute and deliver all instruments and do and perform all acts in its opinion necessary or appropriate to conserve, uphold, defend and evidence the trust estate, its title thereto and its right to income accruing thereto, and in connection with such conservation, upholding, defending and evidencing, and for no other purpose, it shall have all necessary powers, which, by way of example, shall include the power to institute, contest, defend, arbitrate, compromise, waive, release or abandon any action, proceeding, claim, demand or right. The Trustee or any Certificate holder may, but shall not be obligated to, at any time and from time to time, in its or his discretion, make advances to satisfy or meet obligations of the trust


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estate; but all monies so advanced by the Trustee or any Certificate holder, together with interest at the rate of 6% per annum thereon, shall be repaid out of the first available funds coming into the possession of the Trustee and belonging to the trust estate. Until such repayment the Trustee or Certificate holder shall have a lien upon the trust estate for such advances together with interest thereon prior to the interest of any other Certificate holders.

         The Trustee may from time to time and shall, at least once every three years from the date hereof, provided that the income accruing to the Trustee is sufficient to defray the costs thereof, conduct an investigation to determine whether the Trustee is receiving all of the monies, income, gains and revenues properly accruing to the trust estate. In addition, Trustee shall undertake such an investigation at any time when specifically directed in writing so to do by Certificate holders owning more than 10% of the outstanding units of interest. In conducting this investigation, the Trustee may employ and designate such independent agents as it shall deem qualified to conduct such an investigation and as in its discretion it may deem necessary, and the Trustee may rely in good faith upon the opinions, reports, recommendations and conclusions of such persons, and the Trustee shall not have any liability to any Certificate holder or former Certificate holder for any action taken, omitted or suffered in good


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faith in reliance upon the opinions, reports, recommendations and conclusions received from such persons.

         The Trustee in the performance of its duties hereunder shall not have the power or authority (a) to engage in any trade or business, (b) to invest or reinvest any moneys or properties forming a part of the trust estate, or to use any of such moneys for any purpose other than the purposes authorized herein, or
(c) to sell any part of the trust estate, or to dispose of any part of the trust estate other than by transfers and distributions made in connection with the termination of all or any part of this Trust in accordance with the provisions of Article X hereof.

         No person paying money to the Trustee shall be bound to see to the application thereof.

         The Trustee, individually or in any representative or fiduciary capacity other than as Trustee under this Indenture, may acquire, own and dispose of Certificates to the same extent as if it were not Trustee hereunder.

          The Trustee shall at any time and from time to time, upon the request in writing of (i) any Certificate holder, or (ii) any holder of a Warrant to purchase units of interest, issued under a Warrant Agreement dated as of October 1, 1956, between certain of the Grantors and the State National Bank of Jersey City, New Jersey, as depository, prepare or cause to be prepared and sign Registration Statements with respect


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to the Warrants referred to above and/or any units of interest pursuant to the
Securities Act of 1933 and file said Registration Statements with the Securities and Exchange Commission, Washington, D.C., and prepare, execute and deliver each and every instrument and do and perform each and every act deemed necessary or appropriate by the Trustee or required by law to cause said Registration Statements and any amendments thereto to become effective, including expressly any and all post-effective amendments of any Registration Statement required by any undertaking therein or requested by any such Certificate holder or Warrant holder. The Trustee shall at any time and from time to time upon like request execute and deliver each and every instrument and do and perform each and every act deemed necessary or appropriate by the Trustee or required by law to qualify the Warrants referred to above and/or any units of interest for sale in any state of the United States pursuant to the laws thereof.

         In no event shall the Trustee be obligated to sign or file any Registration Statement which is not acceptable to it in form and content or to take any action under the preceding paragraph which in its opinion may subject it to any cost or expense unless, in the opinion of the Trustee, sufficient funds have been provided it, over and above and in addition to any funds or property in the trust estate, to meet the costs and expenses of registration of the Warrants and units


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of interest and the preparation and delivery of Prospectuses or supplements thereto, or it has received an indemnity, commitment or undertaking satisfactory to it with respect to the payment in full of said costs and expenses.

         In no event shall the Trustee be obligated to take any action with respect to the signing or filing of Registration Statements or amendments thereof or the filing of any document under the securities laws of any state unless the unit holders and/or Warrant holders requesting the signing and filing of said Registration Statements, amendment or document, jointly and severally, agree in writing to indemnify and hold harmless the trust estate, the Trustee, in its capacity as Trustee and as a national banking institution, and any person who controls it, from and against any loss, expense, liability or claim which arises out of or is based upon any alleged untrue statement of a material fact in such Registration Statement, amendment or other document or in any Prospectus (or supplement or amendment thereof) whether preliminary, amended, supplemented or otherwise included therein, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading; such indemnification and undertaking to include the obligation to bear all expenses of defending any action in respect of which indemnity may be sought by the Trustee, including fees of counsel of the Trustee.



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         In connection with the filing of said Registration Statements, amendments or other documents, the Trustee shall make available to the persons requesting the filing of the same and to the Depositary under the Warrant Agreement as many copies of the Prospectuses as they may reasonably request for the purposes contemplated by the Securities Act of 1933.

                                    ARTICLE V

                       Certificates of Beneficial Interest

         Section 1. The Trustee shall forthwith issue to such persons, firms or organizations (including the Trustee acting in any representative or fiduciary capacity) as the Grantors may in writing direct, Certificates for an aggregate of 1,733,333 units of interest. Such Certificates and all other Certificates issued hereunder shall be in substantially the form of Exhibit B hereto.

         No Certificates for fractional units shall be issued. Fractional units of 1/2 or less shall be disregarded for all purposes. In lieu of the issue of fractional units larger than 1/2, whole units shall be issued.

         Section 2. The Certificate holders shall be entitled to participate, according to the number of units of interest represented by and stated in their respective Certificates, in all the benefits of the trust estate, but each Certificate holder, whether said Certificate was acquired by assignment



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or otherwise, shall take and hold the same subject to all the terms and provisions of this Indenture. Subject to the provisions of Section 4 of this
Article V, by an assignment or transfer of any Certificate the assignor thereby shall part with all his rights in, to and under the trust estate and any rights or benefits therein evidenced by such Certificate and under this Indenture as against all other Certificate holders and the Trustee. Said Certificates are and shall be held and construed to be in all respects personal property and shall in no wise pass to or vest in any owner or holder thereof or his heirs, legatees or assignees as real estate and said Certificates shall be bequeathed, assigned, disposed of and distributed as personal property. No Certificate holder as such shall have any legal title in or to the trust estate or any part thereof, the interest therein of each Certificate holder being subject to all the rights, powers, duties and obligations of the Trustee to conserve, hold and dispose of the trust estate and to account for the same as in this Indenture provided. No Certificate holder shall have the right to call for or demand or secure any partition during the continuance of the Trust hereby created.

         Section 3. All Certificates shall be signed by a duly authorized officer of the Trustee and countersigned by the



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Transfer Agent. The signature of the authorized officer of the Trustee and its seal may be facsimile in form. If any officer or officers of the Trustee whose signature may appear upon any of the Certificates shall cease to be such officer or officers of the Trustee before such Certificates so signed and sealed shall have been authenticated or delivered by the Transfer Agent, such Certificates, upon such authentication and delivery, shall be valid and effective for all purposes as though the officer or officers who signed and sealed the same had continued to be such officer or officers of the Trustee. Certificates may be signed and sealed on behalf of the Trustee by such persons as at the actual date of the signing and sealing of such Certificates shall be the proper officers of the Trustee, although at the nominal date of such Certificates any such person shall not have been such officer of the Trustee.

         SECTION 4. The Certificate shall be transferable as against the Trustee only on the registration books of the Transfer Agent and upon the surrender of such Certificates to the Transfer Agent duly endorsed by the holder thereof in good form for transfer in accordance with the regulations established by the Transfer Agent, and upon payment of any transfer charges established by the Transfer Agent and approved by the Trustee. Until any such transfer, the Trustee may treat the owner of any Certificate as shown by the registration



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books of the Transfer Agent as the owner thereof and shall not be charged with notice of any claim or demand to such Certificate or the interest represented thereby by any other party. Any such transfer of a Certificate shall, as to the Trustee, transfer to the transferee as at the date of transfer all right, title and interest of the transferor in and to the trust estate and all parts thereof and all funds therein, either received or receivable, to which the transferor might then be entitled, provided that a transfer of a Certificate after any Record Date determined as provided in Section 2 of Article VII hereof shall not transfer to the transferee the right of the transferor to any sum payable by the Trustee to him as the holder of record of the Certificate on said day. Although the units of interest represented by the Certificates are not capital stock, for convenience it is stipulated that as to matters affecting title, ownership, warranty or transferability of the Certificates, the Uniform Commercial Code as adopted and then in force in the State of Texas shall govern, except, as otherwise herein specifically provided. The death of any Certificate Holder shall not entitle the legal representative, heirs or assigns of such deceased Certificate Holder to an account or valuation for any purpose, but such representatives, heirs or assigns shall succeed to all rights of the deceased Certificate Holder under this Indenture upon proper proof of title, satisfactory to the Trustee.



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         SECTION 5. The Transfer Agent shall be a corporation or a national banking association having offices in the geographical limits of the United States of America, and the Trustee may, in its discretion, act as Transfer Agent hereunder. The Transfer Agent shall maintain its registration books in its office. The Trustee may at any time remove any Transfer Agent and, in the event of a vacancy resulting either from such removal or from the resignation of any Transfer Agent, a successor Transfer Agent shall be appointed by the Trustee, and as heretofore stated, the Trustee may appoint itself to serve as Transfer Agent hereunder. All fees and charges of the Transfer Agent, including fees and charges of the Trustee, when serving as Transfer Agent, other than transfer charges to be paid by the transferring Certificate holder, as provided in
Section 4 of this Article V, shall be fixed and paid by the Trustee out of the trust estate at rates to be fixed by the Trustee, which shall be reasonable rates for such services.

         SECTION 6. If any Certificate shall become lost, destroyed or mutilated, the Trustee, in its discretion, and upon proper proof of title, satisfactory to the Trustee, together with the surety bond sufficient in the opinion of the Trustee and the Transfer Agent to indemnify the Trustee and the Transfer Agent against all loss or expenses in the premises, and upon surrender of the mutilated Certificate in case of mutilation, shall issue a new Certificate to the owner of such lost,



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destroyed or mutilated Certificate, upon payment of the reasonable charges of the Trustee and the Transfer Agent and any reasonable expenses incurred by them in connection therewith.

         SECTION 7. In the event of any disagreement between the transferees, legal representatives, heirs or assigns succeeding to all or a part of the interest of any Certificate holder, resulting in adverse claims or demands being made in connection with such interest, the Trustee shall be entitled at its option to refuse to comply with any such claims or demands so long as such disagreement shall continue. In so refusing, the Trustee may elect to make no delivery or other disposition of the interest represented by the Certificate involved, or any part thereof, or of any sum or sums of money accrued or accruing thereunder, and in so doing the Trustee shall not be or become liable to any of said mentioned parties for the failure or refusal of the Trustee to comply with such conflicting or adverse claims and demands and the Trustee shall be entitled to continue so to refrain and refuse so to act, until either


               (a) the rights of the adverse claimants have been adjudicated by a final judgment of a court assuming and having jurisdiction of the parties and the interest and money involved, or

               (b) all differences have been adjusted by valid agreement between said parties and the Trustee shall have been notified thereof in writing signed by all of the interested parties.

Upon distribution of any moneys so withheld by reason of conflicting or adverse claims or demands the Trustee may deduct therefrom the amount of all expenses, including taxes, it shall have incurred as a result of withholding such distribution pending adjudication or settlement of such conflicting or adverse claims or demands.

         SECTION 8. Anything herein to the contrary notwithstanding, if within six (6) months from the effective date hereof none of the Certificates to be issued hereunder shall have been offered for sale under the Securities Act of 1933, the Trustee may, in its discretion, thereafter act as Transfer Agent hereunder, and any provisions herein contained which are inconsistent with such action shall from and after said date be null and void and of no effect.

                                   ARTICLE VI

                  Liability of Trustee and Method of Succession

         SECTION 1. The Trustee shall not be liable to any Grantor, Certificate holder or to any other person whomsoever for any loss, damage, claim, demand or liability arising out of or in any way connected with the Trust or the Corporation or resulting from any act or omission of the Trustee in connection therewith, nor for any error of judgment made in good faith, except for its negligence or wilful misconduct or failure to account properly for funds and property actually received, nor shall the Trustee be liable for the acts or omissions of any independent agents appointed by said Trustee except for negligence in appointing such agents.

         SECTION 2. No officer, director or employee of the Corporation, who is or was at the time in question also an officer or employee of the Trustee, shall be liable to any Grantor, Certificate holder or to any other person whomsoever for any loss, damage, claim, demand or liability arising out of or in any way connected with the management and administration of the affairs of the Corporation, nor for any act or omission in connection therewith, nor for any error of judgment made in good faith, except for his own negligence, wilful misconduct or failure to account properly for funds and property actually received, nor shall such officers or employees of the Trustee be liable for the acts or omissions of any independent agents appointed by or acting for said Corporation except for negligence in appointing such agents.

         SECTION 3. All debts, obligations, claims, demands, liabilities and causes of action asserted by any person whomsoever with respect to the trust estate except claims against the Trustee for its own negligence, wilful misconduct or failure to account properly for funds and property actually received by it, shall, if established, be satisfied out of the trust estate and under no circumstances shall be the personal obligation of the Trustee. If any such liability satisfiable out of the trust estate should be asserted against the Trustee, the Trustee may use such part of the trust estate as may be necessary in contesting any such liability and in payment thereof. The Trustee may take such action and incur such expenses as it may in its sole discretion deem advisable in connection with any such claim and likewise may effectuate a compromise thereof.

         SECTION 4. In no event shall the Trustee be obligated to take any action as Trustee under this Indenture which in its opinion might subject it to any expense or liability whatsoever unless, in the opinion of the Trustee, sufficient funds or property, available for reimbursement and indemnification, are present in the trust estate with which to reimburse or indemnify the Trustee; but neither the presence in the trust estate of such funds or property, nor the furnishing of same by others, shall obligate the Trustee to take any action which it may deem improper under this Indenture. No bond shall ever be required of the Trustee.

         SECTION 5. The Trustee may, but shall not be required to, consult with counsel (who may be its own counsel), accountants, engineers and other parties deemed by the Trustee to be qualified on the matters submitted to them, and the opinion of any such parties on any matter submitted to them by the Trustee shall be full and complete authorization and protection to the Trustee and the Trustee shall not be liable to any person for any act taken, suffered or omitted by it hereunder in good faith in accordance with the opinion of any such party.

         SECTION 6. The Trustee may resign at any time by written notice to each of the Certificate holders, given by mail addressed to each such holder at his last known post office address as shown by the registration books of the Transfer Agent. Such notice shall be duly acknowledged in the form required under the laws of Texas for the acknowledgment of deeds, and shall specify a date when such resignation shall take effect, which shall be a business day not less than thirty (30) days from the date such notice is mailed. The registration of the Trustee shall be effective on the date specified in the notice regardless of whether a successor Trustee has then been appointed.

         SECTION 7. The Trustee may be removed at any time upon written direction or directions signed by Certificate holders owning a majority of the outstanding units of interest. A Trustee so removed shall forthwith be paid any and all compensation, fees, expenses, and other sums of money to which it may then be entitled, and shall be entitled to withdraw such funds from the trust estate.

         SECTION 8. In the event of a vacancy in the position of Trustee or in the event the Trustee in its resignation has designated a date in the future at which such resignation shall become effective, Certificate holders owning a majority of the outstanding units of interest may, by written direction or directions, appoint a successor Trustee. Any successor

Trustee shall be a national bank or trust company having its principal office in the State of Texas and having an unimpaired capital and surplus of not less than Three Million Dollars ($3,000,000.00). In the event a vacancy in the position of Trustee continues for sixty (60) days, a successor Trustee may be appointed by the Junior District Judge of the United States District Court for the Northern District of Texas, Dallas Division (if he fails or refuses to act, then by the Senior Judge of the District Courts of Dallas County, Texas), upon the ex parte application of the resigning Trustee, or any Certificate holder; and in the event any such application is filed, such Judge may appoint, at any time thereafter, a temporary Trustee having the qualifications specified in this Section, and such temporary Trustee shall, pending the final appointment of a successor Trustee, have such powers and duties as the Judge appointing such temporary Trustee shall provide in the order of appointment, consistent with the provisions of this Indenture.

         Immediately upon the appointment of any successor Trustee, all rights, titles, duties, power and authority theretofore held by the retiring Trustee hereunder shall be imposed upon, vested in and undertaken by the successor Trustee, and the successor Trustee, upon delivering to the retiring Trustee adequate receipts, releases and acquittances, shall be entitled to receive from the retiring Trustee all of the trust estate held by it and all records and files in connection therewith.

                                   ARTICLE VII

                      Accounting For Income of Trust Estate

         SECTION 1. The Trustee may and shall at any time and from time to time use so much of all money received by it as may be necessary to pay all liabilities and obligations incurred by it in connection with the administration of the trust estate, including, without limiting the generality of the foregoing, all expenses, taxes and liabilities incurred of all kinds, including expenses of the Corporation, compensation to the Trustee for its services hereunder and compensation to such parties as may be employed or used by the Trustee as herein provided; provided, however, that the expenses of establishing this Trust shall not be considered an expense of the trust estate.

         SECTION 2. On the 28th day of March, June, September and December of each year, or on the next succeeding business day if any such date is a Saturday, Sunday or legal holiday, the Trustee shall make distributions to the Certificate Holders, pro rata in proportion to the number of units of interest represented by their respective Certificates, of all cash in the trust estate as of the close of the last business day of the preceding month (herein called the "Record Date"), such payment to be made to the Certificate Holders of record on the registration books of the Transfer Agent at the close of business on the Record Date, less such amounts of money not in excess of $2,000 as the Trustee may reasonably determine should be reserved for the payment of estimated liabilities and expenses of the trust estate, and less such amounts as may be allocable to any units of interest the ownership of which are in question. Payments shall be made by mailing to each Certificate Holder a check drawn on the bank in which trust funds are deposited for the amount to be paid to each Certificate Holder. With each such check the Trustee shall send to each Certificate Holder a statement showing in summary form, on a per unit basis, the receipts and disbursements of the Trustee during the period from the last previous Record Date to the Record Date as of which the payment being made was computed. Such statement shall contain such information as is reasonably available to the Trustee and as it may consider to be helpful in determining the amount of taxable income that such person should include in his Federal Income tax return on account of the payments then being made by the Trustee. If any of the Certificates issued hereunder shall be offered for sale under the Securities Act of 1933, the Trustee shall file with the Securities and Exchange Commission copies of all statements mailed pursuant to the requirements of the foregoing sentence and copies of all other communications which it may send to Certificate Holders.

                                  ARTICLE VIII

                Indemnification, Reimbursement and Compensation

                                 of the Trustee

         SECTION 1. The Trustee shall be indemnified by, and receive reimbursement from the trust estate against and from any and all personal liability, claims, damages or loss incurred by it in the administration of the trust estate or any part thereof, or in the doing of any act of omission or commission done or performed by it as Trustee hereunder, and the Trustee shall have a first lien upon the trust estate to secure it for such indemnification and reimbursement, as well as for the compensation to be paid the Trustee hereunder; provided, however, that nothing in this Section shall entitle the Trustee to any indemnification or reimbursement or to any lien therefor on account of any claim, damage or loss arising out of, or any act of omission or commission constituting negligence or wilful misconduct or failure to account properly for funds actually received.

         SECTION 2. The Trustee and the Transfer Agent shall be protected, and shall not be liable to any one whomsoever, in acting upon any notice, credential, certificate, assignment, transfer, or other document or instrument believed by them, or either of them acting on the same, to be genuine and to be signed by the proper party or parties.

         SECTION 3. The Trustee shall receive the following compensation for its services hereunder:

     Acceptance fee .................................................................    $1,000.00

     Receiving, verifying, executing and entering on Trust records all division orders, transfer orders and similar instruments,
          per instrument ............................................................    $    5.00

     Receiving, checking and entering on Trust records all remittances covering money, income, gains and revenue accruing to
          the trust estate, per remittance ..........................................    $    1.00

     Preparing, recording and mailing 250 distribution checks annually to
     Certificate holders, per check .................................................    $     .50.

     Preparing, recording and mailing distribution checks to Certificate holders
     in excess of 250 checks annually, per check ....................................    $     .25.

         In addition to the foregoing fees for specific services, the Trustee shall receive reasonable and customary fees and compensation for other services performed in connection with this Trust, including, without limiting the generality of the foregoing, the following:

                  Preparing, mailing and filing fiduciary income tax returns and the statements provided in Section 3[2] of Article VII hereof.

                  Determination and payment of taxes, costs, expenses, claims, liabilities and obligations incurred in connection with the administration of the trust estate and the activities of the Trustee hereunder.

                  Attendance and voting at stockholders' meetings of the Corporation.

                  Services involved in termination or liquidation of the Corporation.

                  Services in connection with the termination, liquidation or conversion to a corporation of this Trust or any part thereof.

         The minimum annual compensation of the Trustee, against which all charges and fees shall be credited, shall be Five Hundred Dollars ($500.00). Upon request of the Trustee, the compensation and fees provided herein may be changed from time to time with the consent of the Certificate holders owning a majority of the outstanding units of interest, given by written consent or consents signed by such Certificate holders.

                                   ARTICLE IX

                                  Miscellaneous

         SECTION 1. Each Certificate holder of record and his duly authorized agents, attorneys and auditors shall have the right, during reasonable business hours, to examine, inspect and audit the records of the Trustee relating to the trust estate and the records of the Corporation.

         SECTION 2. Neither this Indenture nor any executed copy hereof need be filed in any county in which any of the trust estate is located, but the same may be filed for record in any county, agency, registry or jurisdiction by the Trustee. In order to avoid the necessity of filing this Indenture for record, the Trustee agrees that for the purpose of vesting the record title in any successor Trustee, the retiring trustee will, upon appointment of any successor Trustee, execute and deliver to any successor Trustee appropriate assignments and conveyances preserving and continuing the terms and provisions of the Assignment and Conveyance attached hereto as Exhibit A.

         In the event any person refuses or threatens to refuse to perform any obligation contained in any contract, agreement or undertaking constituting a part of the trust estate on the ground that such contract, agreement or undertaking violates the rule of law known as the "Rule against Perpetuities," the Trustee is authorized and empowered, on behalf of the Grantors and Certificate holders, to amend and modify such contract, agreement or undertaking to the extent necessary to conform to, and be valid under, such rule of law for the longest possible period of time.

         SECTION 4. Insofar as may be provided, it is hereby provided that this Trust shall not be subject to the provisions of the Texas Trust Act as it may now or hereafter be written. In all other respects, this Indenture shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Texas.

         SECTION 5. When authorized and directed in writing by Certificate holders owning eighty per cent (80%) of the outstanding units of interest, the Trustee shall, on behalf of the Grantors and Certificate holders, amend and modify any contract, agreement or undertaking which, or an interest in which, constitutes a part of the trust estate; provided, however, that no such amendment or modification shall in any way change the nature of this trust from that of a purely ministerial trust, nor shall any such amendment or modification be in any way inconsistent with the purpose of this Indenture, nor shall such amendment or modification change the rights, duties or responsibilities of the Trustee without the consent of such Trustee; and provided, further, that no such amendment or modification shall reduce or diminish the rights and interests of the Trust in any such contract, agreement or undertaking, or the money, income, gains and revenues accruing to the trust estate thereunder.

         SECTION 6. When authorized and directed in writing by Certificate holders owning a majority of the outstanding units of interest, the Trustee shall, on behalf of the Grantors and Certificate holders, vote the shares of stock of the Corporation in favor of dissolution of the Corporation and the transfer of its properties to the Trustee as a part of the trust estate.

         SECTION 7. Whenever provision is made herein for the giving of notices to Certificate holders by the Trustee, the persons to whom such notices shall be given by the Trustee and the persons entitled to act with respect to any such notices shall be determined by reference to the registration books of the Transfer Agent with respect to the persons holding certificates as of the close of business on the 10th business day prior to the date on which such notices from the Trustee to Certificate holders are first placed in the mail by the Trustee.

         Whenever provision is made herein for the taking of action pursuant to or upon the authorization, direction or consent of Certificate holders owning a specified percentage of the outstanding units of interest, such authorization, direction or consent shall be evidenced by an instrument or instruments in writing, all of which instruments shall be dated as of the same date (which date is hereinafter referred to as the "date of record" and which date may be a date other than the date of execution of the instrument by the Certificate holder giving the authorization, direction or consent) and the required percentage of such Certificate holders and the persons entitled to act with respect to any proposed authorization, direction or consent and to whom notices thereof shall be given, shall be determined by reference to the registration books of the Transfer Agent with respect to the persons holding Certificates as of the close of business on the date of record; provided that no such instrument in writing evidencing such authorization, direction or consent shall be effective for the purposes thereof unless received by the Trustee within 45 days after the date of record.

         SECTION 8. In the event any of the provisions contained in this Indenture should be held invalid by a final judgment of a court with jurisdiction in the premises, the invalidity of any such provision shall not affect the validity of any other provision hereof.

                                    ARTICLE X

                              Termination of Trust

         SECTION 1. The Trust hereby created shall continue until June 1, 2021, provided that:


                  (a) Certificate holders owning a majority of the outstanding units of interest may, by written consent or consents, extend the term of this Trust for an additional period of not more than twenty (20) years from the date fixed in such written consent.

                  (b) Certificate holders owning a majority of the outstanding units of interest may, by written consent or consents, authorize and direct the Trustee to organize and create one or more corporations to receive and hold title to the property, property rights and interests then comprising the trust estate, or any portion thereof, as such Certificate holders shall authorize and direct, and to administer the same in the place of the Trustee; provided, however, that there shall be no such action if the Trustee shall receive written objection to such action from any Certificate holder within twenty (20) days from the date of mailing to the Certificate holders of the first notice of the proposed consent. In the event such a corporation is organized:

                           1. Such corporation shall be organized under the laws
                  of and in such jurisdiction and with such powers as such Certificate holders shall in such written consent or consents authorize and approve.

                           2. Each Certificate holder shall own an interest in
                  such corporation in the same proportion as his units of interest under this Trust bears to all of the units of interest under this Trust outstanding upon a date fixed by such Certificate holders in such written consent or consents, and the shares of such corporation shall be distributed at the time and in the manner prescribed in such written consent or consents.

                           3. The Trustee shall assign and convey to such
                  corporation such property, property rights and interests then comprising the trust estate as such Certificate holders shall authorize and direct in such written consent or consents; and such corporation shall assume such outstanding debts, obligations and liabilities of the Trustee and trust estate as such Certificate holders shall authorize and direct in such written consent or consents.

         Upon the organization of such corporation, the issuance of its capital stock, the transfer and conveyance of it of property, property rights and interests of the trust estate and the assumption by it of debts, obligations and liabilities of the Trustee and the trust estate, all as above provided, this Trust shall no longer apply to such property, property rights and interests and the Trustee shall be under no further liability or obligations with respect to the property, property rights and interests so assigned and conveyed to such corporation. If all of the property, property rights and interests of the trust estate are assigned and conveyed to such corporation or corporations and all of the debts, obligations and liabilities of the Trustee and trust estate are assumed by such corporation or corporations, this Trust shall terminate and the Trustee shall be under no further liability or obligation whatever.

                  (c) No amendment to this Indenture shall in any way change the nature of this Trust from that of a purely ministerial trust. Subject to this limitation, Certificate holders owning eighty per cent (80%) of the outstanding units of interest may, by written consent or consents, amend this Indenture in such manner as shall be provided in such written consent or consents; provided, however, that there shall be no change in the rights, duties or responsibilities of the Trustee without the consent of such Trustee; and provided, further, that no such change shall be made if the Trustee shall receive written objection to such change from any Certificate holder within twenty (20) days from the date of mailing to the Certificate holders of the first notice of the proposed consent.

                  (d) Certificate holders owning eighty per cent (80%) of the outstanding units of interest may, by written consent or consents, terminate this Trust at such date as may be fixed in such written consent or consents.

         Upon termination of this Trust by lapse of time or action of Certificate holders, Certificate holders owning a majority of the outstanding units of interest shall designate, by written consent or consents, an agent to receive all subsequent conveyances and payments and to distribute the same among the persons entitled thereto.

         SECTION 2. Anything herein to the contrary notwithstanding, this Trust shall in any event terminate not later than twenty-one (21) years from and after the death of the last survivor of all of the individual persons who as Grantors execute this Indenture and establish this Trust and who are living at the effective date of this Trust.

         In the event it should be finally determined by any court, tribunal, or other authority having jurisdiction so to determine that the immediately foregoing paragraph of this Section 2 is invalid for any reason, including the reason that the number of individual persons who as Grantors execute this Indenture and establish this Trust and are living at the effective date of this Trust are either so numerous or so situated that evidence of their deaths is likely to be unreasonably difficult to obtain, then, in that event only, and anything herein to the contrary notwithstanding, this Trust shall terminate not later than twenty-one (21) years from and after death of the last survivor of the following persons, all of whom are Grantors hereunder, to-wit:

          L. C. Paslay
          J. H. Pernell
          Chas. G. McBurney
          Geo. M. Pavey, Jr.
          Patricia L. Paslay
          Neal W. Morris

and the lineal descendants of each of said persons living at the effective date of this Trust.

         SECTION 3. For the purpose of liquidating and concluding the affairs of this Trust at its termination otherwise than by action taken pursuant to Section 1(b) of this Article X, the Trustee shall continue to act as such until its duties have been fully performed, subject to the right of resignation and removal. At such time, after paying, satisfying and discharging all of the debts, liabilities, and obligations of the trust estate, the Trustee shall make distribution of the trust estate according to the respective interests and rights of the Certificate holders, executing and delivering to the persons entitled thereto all instruments of assignment and conveyance, without, however, any warranty of title, as are necessary and required to transfer to each Certificate holder legal title to his undivided share of the property then comprising the trust estate, in return for the surrender of his outstanding Certificates. After so doing, the Trustee shall be under no further liability.

                                   ARTICLE XI

                    Escrow of a Portion of Grantors' Interest

          SECTION 1. There is pending in one of the District Courts of Dallas County, Texas, a suit numbered 4966-F styled `R. A. Irwin v. L. C. Paslay, et al.' Because of the pendency of such suit, certain portions of the property, property rights and interests which would otherwise have been assigned and conveyed to the Trustee hereunder and made a part of the trust estate have not been so assigned and conveyed, such portion aggregating a 10/75ths interest of the parties creating this Trust in each of the following items of property comprising the trust estate, viz., the items described in Paragraphs A.l, A.2, A.3, B.5, B.6, B.7, C.8, D.9, and H.13 of ARTICLE II of this Indenture. Concurrently with the execution of this Indenture and the assignment and conveyance to the Trustee of the property, property rights and interests constituting the trust estate, including 65/75ths interest of the parties creating this Trust in each of the items of property comprising the trust estate heretofore referred to, Grantors, except Alex Pope, Jr. and Louis H. Haring, have executed an additional Assignment and Conveyance, dated as of June 1, 1956, as amended and supplemented by a Supplemental Assignment and Conveyance, dated as of June 1, 1956, and other instruments of transfer in favor of the Trustee covering said 10/75ths interest not yet included in the trust estate, which

Assignment and Conveyance, as amended and supplemented, and other instruments of transfer have been delivered to Republic National Bank of Dallas, as Depositary (hereinafter referred to as the `Depositary'), to be held temporarily by said Depositary and subsequently to be delivered pursuant to the terms of a certain Depositary Agreement, a copy of which, exclusive of signatures and acknowledgments, is annexed hereto as Exhibit C and by reference made a part hereof, as supplemented and amended by a certain Supplemental Depositary Agreement, designated as Part B of an Agreement dated as of June 1, 1956, between the Depositary, Grantors and others, which agreement is by reference made a part hereof. The property, property rights and interests covered by said Assignment and Conveyance, as supplemented and amended by the Supplemental Assignment and Conveyance, are hereinafter sometimes called `the escrowed properties,' and the separate items of property included therein are sometimes referred as having been `placed in escrow'. The execution and delivery of the Depositary Agreement, as amended and supplemented, and the execution and delivery of the Assignments and Conveyances, as so amended and supplemented, and other instruments of transfer constituting the `Deposited Property', as defined in the Depositary Agreement, as amended and supplemented, are irrevocable, and each Grantor, upon the acceptance of the considerations and benefits of this Indenture, is precluded from rescission or revocation of the Depositary Agreement, as amended and supplemented, and the conveyances delivered in connection therewith.

         SECTION 2. If and when the above-styled suit has been finally determined and all other suits and adverse claims pending at the time of determination of said suit, if any, have been likewise determined, and all judgments entered against any of the Grantors as a result of any of such suits have been satisfied in such a manner as to permit inclusion of all of the escrowed properties in the trust estate in the manner provided in said Depositary Agreement, as amended, the Assignment and Conveyance to the Trustee, as amended and supplemented by the Supplemental Assignment and Conveyance dated as of June 1, 1956, and the other instruments of transfer deposited with the Depositary shall be delivered by the Depositary to the Trustee concurrently with the delivery by the Depositary to Marine Petroleum Corporation of certain other instruments also deposited in escrow, all as provided in the Depositary Agreement, as amended and supplemented, and the property, property rights and interests covered by this said Assignment and Conveyance to the Trustee, as so amended and supplemented, shall thereafter be and become a part of the trust estate. Upon receipt of the Assignment and Conveyance, as so amended and supplemented, and the other instruments of transfer, the Trustee shall issue to the Grantors, their heirs, executors, administrators or assigns, Certificates representing an aggregate of 266,667 units of interest, as provided in the Depositary Agreement, as supplemented, and in accordance with the directions contained in said Assignment and Conveyance.

         SECTION 3. If and when the above-styled suit has been finally determined and all other suits and adverse claims pending at the time of determination of said suit, if any, have been likewise determined and all judgments entered against any of the Grantors as a result of the above-styled suit or any other such suits have been satisfied in such manner as to prevent inclusion of all of the escrowed properties in the trust estate, a portion of the escrowed properties may, nevertheless, within one year from the final determination of the last of such suits to be determined, be assigned and conveyed to the Trustee and included in the trust estate, if all the following terms, conditions and limitations are satisfied:

         (a) Any Grantor or any group of the Grantors, their heirs or personal representatives, may at any time and from time to time during said one-year period, execute and deliver to the Trustee an assignment and conveyance of a portion of the escrowed properties, provided that such assignment and conveyance or assignments and conveyances in each instance cover an interest in each separate item of property comprising the escrowed properties, and provided further that all of the other conditions of this
Section 3 are satisfied;

         (b) to the extent that the quantum of interest (number of units, number of fractional interests, or number of shares, as the case may be) of any such separate item of property to be transferred to the Trustee under this Section 3 is less than the quantum of interest of such item of property originally placed in escrow, then the quantum of interest (number of units, number of fractional interests, or number of shares, as the case may be) of each other separate item of property included in the assignment and conveyance to the Trustee shall be proportionately reduced so that the quantum of interest (number of units, number of fractional interests, or number of shares, as the case may be) of every separate item of property shall bear the same ratio to each of the other items of property as the quantum of interest of each of the separate items of property originally placed in escrow bore to each other. For example, 60,316 shares of beneficial interest in Tidelands Royalty Trust "B" have been originally placed in escrow; accordingly, if 30,158 of such shares are included in the assignment and conveyance contemplated in this Section, being 1/2 of the number of such shares originally placed in escrow and being 50% of the quantum of interest in such item of property originally placed in escrow, 50% of the quantum of interest placed in escrow of each other item of property may be included in such assignment and conveyance, viz., an undivided 2.4864876 interest in the overriding royalty interest conveyed to Marine Instrument Company and others by the Atlantic Refining Company and others, an undivided
2.4864876 interest in and to all of the rights, privileges and benefits under the Atlantic Agreement, 29,166 units in Tidelands Agency Agreement "A", an undivided 5% interest in and to all the rights, privileges and benefits under each of the Gulf Agreements, 50,000/1,000,000ths fractional interests in each of the Temporary Indentures, an undivided 5/75ths of the interest of TEMPORARY TRUSTEE in each of the Temporary Indentures, an undivided 5/75ths interest in and to all the rights, privileges and benefits under the Supplemental Gulf Agreement, an undivided 5/75ths interest in and to all of the rights, privileges and benefits under the Texas Gulf Agreement and 30,158 shares of beneficial interest in Tidelands Royalty Trust "B"; upon acceptance by the Trustee of an assignment and conveyance covering such properties in the amounts stated in this example, the Trustee shall issue to such persons, firms or organizations as the persons executing such assignment and conveyance may in writing direct, Certificates for an aggregate of 133,333 units of interest; it being the purpose of this subsection (b) and of the essence in making provision herein for the transfer of a portion of the escrowed properties to the Trustee, that the interest in the trust estate of a Certificate holder at or prior to such assignment and conveyance shall not be diluted but that following such assignment and conveyance each such Certificate holder shall thereafter own the same proportionate interest in each of the separate items of property constituting the trust estate as he owned prior to such assignment and conveyance;

          (c) concurrently with delivery to the Trustee of such assignment and conveyance or assignment and conveyances the parties executing the same shall execute and deliver to Marine Petroleum Corporation, a Texas corporation, an assignment and conveyance in substantially the same form as the assignment and conveyance to the Trustee, covering a like quantum of interest in and to (i) each of the Gulf Agreements, (ii) each of the Temporary Indentures, (iii) the Supplemental Gulf Agreement, and (iv) the Texas Gulf Agreement, respectively, insofar, but only insofar, as said property, property rights and interests pertain to or affect lands within the State of Louisiana and the lands which would be within the area of the State of Louisiana if its boundaries were extended seaward to the outer margin of the outer Continental Shelf in the Gulf of Mexico, term "outer Continental Shelf" herein having the meaning contained as of the date hereof in Section 2(a) of the United States Outer Continental Shelf

Lands Act (hereinafter sometimes referred to as the 'Louisiana Lands'), such assignment and conveyance to Marine Petroleum Corporation heretofore defined in substantially the same manner as such reservation is expressed in the Assignment and Conveyance to said Corporation, dated as of June 1, 1956, delivered to the Corporation concurrently herewith.

          (d) concurrently with delivery to the Trustee and Marine Petroleum Corporation of said assignments and conveyances, the parties executing such assignments and conveyances shall furnish a favorable opinion of Thompson, Knight, Wright & Simmons, of Dallas, Texas, or their successors, or of other counsel acceptable to the Trustee, to the effect that: (i) said assignments and conveyances, upon delivery, will be effective to vest good and marketable title to said property, property rights and interests in the Trustee and Marine Petroleum Corporation, respectively, in accordance with their terms, (ii) said property, property rights and interests are free and clear of all pledges, liens and encumbrances of record, (iii) the transfers of the portion of the escrowed properties to the Trustee and Marine Petroleum Corporation, respectively, have been made in compliance with the provisions of the Indenture and the Supplemental Indentures, and (iv) no dilution will result to the interest of any Certificate holder who was a holder at or prior to the transfer of the said additional properties. The opinion of counsel, however, may be made subject to the same kind of exceptions, reservations and comments that are contained in the opinion of counsel delivered to the Trustee upon execution and delivery of the Indenture.

          (e) upon acceptance by the Trustee of any such assignment and conveyance, accompanied by the opinion described in sub-paragraph (d), Trustee shall issue to such persons, firms or organizations (including the Trustee acting in any representative or fiduciary capacity) as the persons executing such assignment and conveyance may in writing direct, Certificates for an aggregate number of units of interest (less than 266,667) which is in the same ratio in the quantum of interest of each of the separate items of property included in said assignment and conveyance as 266,667 bore to the quantum of interest of each of the separate items of property originally placed in escrow, that is to say, the aggregate number of units of interest to be issued under this subsection (e) shall be proportionately reduced from 266,667 to the same extent that is provided in subsection (b) of this Section for reducing the quantum of interest of each separate item of property originally placed in escrow;

         (f) each of said assignments and conveyances to the Trustee and to Marine Petroleum Corporation shall be joined in by the persons presently doing business as partners under the partnership name of Marine Instrument Company, their successors or assigns, and the TEMPORARY TRUSTEE, his successors or assigns, and shall cover the interest of the TEMPORARY TRUSTEE in each of the Temporary Indentures as said Temporary Indentures pertain to or affect Texas Lands and Louisiana Lands, respectively, the quantum of interest of the TEMPORARY TRUSTEE to be assigned and conveyed in each assignment and conveyance to be determined in the manner heretofore provided in subsection (b) of this Section for determining the quantum of interest to be assigned and conveyed with respect to the items of property therein described;

         (g) the Trustee and Marine Petroleum Corporation, in accepting the assignments and conveyances provided for in this Section, and in including the property, property rights and interests covered thereby in the trust estate and in issuing Units and Certificates, may rely in good faith upon the opinion of counsel to the effect that the Trustee and Marine Petroleum Corporation are acting in accordance with the provisions of this Section.

         SECTION 4. If and when the above-styled suit has been finally determined in the manner provided in Section 2 of this ARTICLE XI to permit inclusion of all the escrowed properties in the trust estate, but nevertheless, because of breach of contract, failure of title, or any other cause, Depositary fails or refuses or is not authorized to deliver the Assignments and Conveyances deposited to the Trustee and

Marine Petroleum Corporation, then any GRANTOR or group of GRANTORS may, within one year from the final determination of such suit, assign and convey to the Trustee a portion of the escrowed properties upon the terms, conditions and limitations provided in Section 3 of this ARTICLE XI.

          SECTION 5. The Depositary Agreement is to remain in effect until the final determination of the above-styled suit and any other suits and adverse claims affecting any of the items of property an interest in which is a part of the trust estate pending at the time of determination of said suit and the satisfaction of any judgments entered in favor of the Plaintiff in said suit and in favor of any other claimants in such other suits or until the termination of this trust, whichever is earlier. All costs and expenses in connection with the inclusion in the trust estate of all or part of the escrowed properties and the issue of units of interest shall be borne by the persons to whom such Certificates are issued. Except as provided in this ARTICLE XI, the Trustee shall at no time issue Certificates representing more than the 1,733,333 units of interest specified in Section 1 of ARTICLE V hereof. Upon issuance of any Certificates under this ARTICLE XI, the Trustee shall promptly give notice thereof to all Certificate holders.

                                   ARTICLE XII

                  This Indenture is not intended to create, and shall not be interpreted as creating, an association, partnership or joint venture of any kind, and nothing herein contained shall be construed as indicating any contrary intention.

                   This Indenture and the Assignment and Conveyance and Depositary Agreement referred to herein and executed as of the date hereof shall take effect when all of the Grantors have executed one or more counterparts of each of said instruments and the counterparts of such Indenture and Depositary Agreement have been executed by the Trustee. Upon this Indenture becoming effective, Tidelands Royalty Agency Agreement "A" shall ipso facto terminate and shall thereafter be of no force and effect with respect to the interest under Tidelands Royalty Agency Agreement "A" of all Grantors parties to this Indenture.

         Reference is hereby made to the Supplemental Assignment and Conveyance to the Trustee dated as of June 1, 1956, amending and supplementing the Assignment and Conveyance attached as Exhibit A to the Indenture and said Supplemental Assignment and Conveyance is by reference incorporated in the Indenture and this Supplemental Indenture for all purposes.

          Reference is hereby made for all purposes of the Indenture and the Supplemental Indenture to the Supplemental Depositary Agreement effected by PART B of this Agreement, as hereinafter set forth.

         IN WITNESS WHEREOF, each of the Grantors has executed this Indenture, and the Trustee has caused this Indenture to be executed by ____________________ a duly authorized Vice President and its seal to be hereto affixed and attested by its duly authorized Cashier or Assistant Cashier, all on the dates set forth in the respective acknowledgments hereof but all as of the day and year first above written, this instrument being executed in a number of counterparts, each of which shall be an original but all of which shall constitute only one Indenture.


                                   GRANTORS:


                                   /s/ B.E. ANDERSON
                                   ----------------------------
                                   B.E. Anderson

                                   /s/ R.D. ARNETT
                                   ----------------------------
                                   R.D. Arnett

                                   /s/ ROBERT R. BELL
                                   ----------------------------
                                   Robert R. Bell

                                   /s/ MRS. FLETCHER BOOTH
                                   ----------------------------
                                   Mrs. Fletcher Booth

                                   /s/ FLETCHER BOOTH
                                   ----------------------------
                                   Fletcher Booth

                                   /s/ GEO. W. BRIGGS
                                   ----------------------------
                                   Geo. W. Briggs

                                   /s/ H.B. CRYAR
                                   ----------------------------
                                   H.B. Cryar

                                   /s/ R.N. ECHOLS
                                   ----------------------------
                                   R.N. Echols

                                   /s/ C.H. ELLIOTT
                                   ----------------------------
                                   C.H. Elliott

                                   /s/ ROYCE J. GLASGOW
                                   ---------------------------
                                   Royce J. Glasgow

                                   /s/ W.R. GLASGOW
                                   ---------------------------
                                   W.R. Glasgow

                                   /s/ LOUIS H. HARING, JR.
                                   ---------------------------
                                   Louis H. Haring, Jr.

                                   /s/ C.E. HUTCHINGS
                                   ---------------------------
                                   C.E. Hutchings

                                   /s/ EDWINA LYON
                                   ---------------------------
                                   Edwina Lyon

                                   /s/ CHAS. G. MCBURNEY
                                   ---------------------------
                                   Chas. G. McBurney

                                   /s/ H.B. MILLIGAN
                                   ---------------------------
                                   H.B. Milligan

                                   /s/ NEAL W. MORRIS
                                   ---------------------------
                                   Neal W. Morris

                                   /s/ L.C. PASLAY
                                   ---------------------------
                                   L.C. Paslay

                                   /s/ PATRICIA L. PASLAY
                                   ---------------------------
                                   Patricia L. Paslay

                                   /s/ ROBERT H. PASLAY
                                   ---------------------------
                                   Robert H. Paslay

                                   /s/ GEO. M. PAVEY, JR.
                                   ---------------------------
                                   Geo. M. Pavey, Jr.

                                   /s/ M.J. PELLILLO
                                   ---------------------------
                                   M.J. Pellillo

                                   /s/ J.H. PERNELL
                                   ---------------------------
                                   J.H. Pernell

                                   /s/ L.A. PETERSON
                                   ---------------------------
                                   L.A. Peterson

                                   /s/ ALEX POPE, JR.
                                   ---------------------------
                                   Alex Pope, Jr.

                                   /s/ J.M. ROGALA
                                   ---------------------------
                                   J.M. Rogala

                                   /s/ NAOMI G. STEWART
                                   ---------------------------
                                   Naomi G. Stewart

                                   /s/ B.M. STEWART
                                   ---------------------------
                                   B.M. Stewart

                                   /s/ JOHN M. TEMPLETON
                                   ---------------------------
                                   John M. Templeton

                                   /s/ C.C. WILLIAMS
                                   ---------------------------
                                   C.C. Williams

                                   /s/ F.P. WIPFF
                                   ---------------------------
                                   F.P. Wipff

                                   MARINE INSTRUMENT COMPANY


                                   By: /s/ L.C. PASLAY
                                       -----------------------
                                       L.C. Paslay, A Partner

                                   L. C. PASLAY, TEMPORARY TRUSTEE under certain indentures and deeds of trust between each of the above-named and L. C. PASLAY

                                   /s/ L. C. PASLAY
                                   -------------------------------
                                   L. C. Paslay, Temporary Trustee


                                   L. C. PASLAY and REPUBLIC NATIONAL BANK OF
                                   DALLAS, TRUSTEES FOR PATRICIA L. PASLAY and others under a Trust Indenture dated April 16, 1954

                                   /s/ L. C. PASLAY
                                   -------------------------------
                                   L. C. PASLAY


                                   REPUBLIC NATIONAL BANK


Attest:                            By:
                                      -------------------------------
                                              Vice President

--------------------------------
           Cashier

                                   TRUSTEE

                                   REPUBLIC NATIONAL BANK OF DALLAS


Attest:                            By:
                                      -------------------------------
                                              Vice President

--------------------------------
           Cashier

           EXHIBITS TO THE RESTATED MARINE PETROLEUM TRUST INDENTURE


--------------------------------------------------------------------------------


                                Exhibits Include:


                                   Exhibit A:


                    Assignment and Conveyance to the Trustee

                                  June 1, 1956


              Supplemental Assignment and Conveyance to the Trustee

                                  June 1, 1956


                                   Exhibit B:


                   Specimen Certificate of Beneficial Interest


                                   Exhibit C:


                              Depositary Agreement

                                  June 1, 1956


                        Supplemental Depositary Agreement

                                  June 1, 1956